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                                                                    EXHIBIT 99.4

                                US AIRWAYS, INC.

                                OFFER TO EXCHANGE
                        $157,054,000 ORIGINAL FACE AMOUNT
              ($81,513,361 CURRENTLY OUTSTANDING PRINCIPAL AMOUNT)
             8.39% CLASS C PASS THROUGH CERTIFICATES, SERIES 2000-3
           WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                       FOR ANY AND ALL OF ITS OUTSTANDING
             8.39% CLASS C PASS THROUGH CERTIFICATES, SERIES 2000-3


                                 _________, 2006

To Our Clients:

         Enclosed for your consideration is a Prospectus, dated _________, 2006 (the "Prospectus"), and a form of Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of US Airways, Inc. (the "Company") to exchange its 8.39% Class C Pass Through Certificates, Series 2000-3, which have been registered under the Securities Act of 1933, as amended (the "New Class C Certificates"), for any and all of its outstanding 8.39% Class C Pass Through Certificates, Series 2000-3 (the "Outstanding Class C Certificates"), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Agreement dated November 2, 2000, as amended, among the Company, Airbus Industrie Financial Services and State Street Bank and Trust Company of Connecticut, National Association (predecessor to U.S. Bank National Association), as trustee.

         This material is being forwarded to you as the beneficial owner of the Outstanding Class C Certificates carried by us in your account but not registered in your name. A TENDER OF SUCH OUTSTANDING CLASS C CERTIFICATES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

         Accordingly, we request instructions as to whether you wish us to tender on your behalf the Outstanding Class C Certificates held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. One condition to the tender of the Outstanding Class C Certificates is that we, as the holder of record of your Outstanding Class C Certificates, make a number of representations relating to the exchange of New Class C Certificates for Outstanding Class C Certificates. These representations are highlighted in boldface type in the Letter of Transmittal. PLEASE REVIEW THE REPRESENTATIONS IN THE LETTER OF TRANSMITTAL. IF YOU KNOW OF ANY FACTS THAT WOULD PREVENT US FROM TRUTHFULLY MAKING ANY OF THESE REPRESENTATIONS, PLEASE CONTACT US IMMEDIATELY AT ___________, ATTENTION:
___________.

         Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Outstanding Class C Certificates on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on __________, 2006, unless extended by the Company (the "Expiration Date"). Any Outstanding Class C Certificates tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the

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Prospectus and the Letter of Transmittal, at any time prior to 5:00 p.m., New
York City time, on the Expiration Date.

         If you wish to have us tender your Outstanding Class C Certificates, please so instruct us by completing, executing and returning to us the instructions form included with this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OUTSTANDING CLASS C CERTIFICATES.

         INSTRUCTIONS FROM THE BENEFICIAL OWNER WITH RESPECT TO THE EXCHANGE
OFFER

         The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus and the related Letter of Transmittal in connection with the offer by the Company to exchange New Class C Certificates for Outstanding Class C Certificates.

         This will instruct you as to the action to be taken by you relating to the Exchange Offer with respect to the Outstanding Class C Certificates held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the Letter of Transmittal.

         The aggregate face amount of the Outstanding Class C Certificates held by you for the account of the undersigned is (fill in amount):

                                 $ ____________

With respect to the Exchange Offer, the undersigned hereby instructs you (check the appropriate box):

[ ] To TENDER the following Outstanding Class C Certificates held by you for the account of the undersigned (insert aggregate face amount of Outstanding Class C Certificates to be tendered, if any, in integral multiples of $1,000):

                  $___________ of the Outstanding Class C Certificates

[ ]      Not to TENDER any Outstanding Class C Certificates held by you for the account of the undersigned.



SIGN HERE:

Name(s) of Beneficial Holder(s):

1.                                        Address:
    --------------------------------                ----------------------------

                                                    ----------------------------


Name(s) of Beneficial Holder(s):

2.                                        Address:
    --------------------------------                ----------------------------

                                                    ----------------------------


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SIGNATURE(S) OF OWNER(S) OR AUTHORIZED SIGNATORY:

1.                                        Telephone Number:
    --------------------------------                        --------------------
                                          Taxpayer Identification or
    Date:                                 Social Security Number:
           -------------------------                               -------------


2.                                        Telephone Number:
    --------------------------------                        --------------------
                                          Taxpayer Identification or
    Date:                                 Social Security Number:
           -------------------------                               -------------